Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement, to be filed on or around November 13, 2002, on Form S-8 of Americabilia.com, Inc. of our Independent Auditors' Report dated October 24, 2002, included on Form 8-K/A dated November 6, 2002.


CERTIFIED PUBLIC ACCOUNTANTS
Santa Monica, California
November 11, 2002